Exhibit 99.1
Contact Info:    Joseph R. Lussier, Executive Vice President, Chief Financial Officer and Treasurer (978) 656-5578

Enterprise Bancorp, Inc. Announces Third Quarter Financial Results

LOWELL, MA, October 22, 2024 (GLOBE NEWSWIRE) - Enterprise Bancorp, Inc. (NASDAQ: EBTC), parent of Enterprise Bank, announced its financial results for the three months ended September 30, 2024. Net income amounted to $10.0 million, or $0.80 per diluted common share, for the three months ended September 30, 2024 compared to $9.5 million, or $0.77 per diluted common share, for the three months ended June 30, 2024 and $9.7 million, or $0.79 per diluted common share, for the three months ended September 30, 2023.

Selected financial results at or for the quarter ended September 30, 2024 compared to June 30, 2024 were as follows:
•The returns on average assets and average equity were 0.82% and 11.20%, respectively.
•Tax-equivalent net interest margin (non-GAAP) ("net interest margin") was 3.22%, an increase of 3 basis points.
•Total loans amounted to $3.86 billion, an increase of 2.4%.
•Total deposits amounted to $4.19 billion, a decrease of 1.4%.
•Wealth assets under management and administration amounted to $1.51 billion, an increase of 8.5%.

Chief Executive Officer Steven Larochelle commented, "Our team continued to deliver strong results in the third quarter. Loan growth was 2.4% for the quarter and 13.4% over the past twelve months. Customer deposits, which were down slightly during the quarter, have increased 5.3% in 2024 and 3.2% over the last twelve months. We continue to be primarily core funded and had no brokered deposits at September 30, 2024. Total borrowings were down $1.8 million compared to June 30, 2024, and amounted to only $59.9 million, or 1.3% of total assets. Higher deposit costs and the inverted yield curve continued to be a headwind, but net interest margin increased to 3.22% in the third quarter of 2024 from 3.19% in the prior quarter and benefited by 2 basis points from a large seasonal deposit."

Mr. Larochelle continued, "We remain committed to our long-term strategy of geographic expansion and customer acquisition through organic growth and investment in our team members, communities, products and technology. We are well positioned with a strong balance sheet, centered around a high-quality loan portfolio and favorable liquidity, core deposit funding and capital, paired with a conservative credit and reserve culture."

Executive Chairman & Founder George Duncan stated, "I would like to congratulate Steve, who completed his first quarter as CEO of Enterprise, and the whole team for a very successful quarter. I am particularly impressed that the team has been able to achieve such strong loan and deposit growth while stabilizing our net interest margin and without significant increases in wholesale funding. I firmly believe this is a testament to our relationship based, sales and service culture partnered with our strong commitment to community outreach and involvement."

Mr. Duncan added, "On September 5th, we were once again recognized at the Boston Business Journal's Corporate Citizenship Summit for our significant contributions in employee volunteerism and corporate philanthropy. In particular, I am very proud that we ranked 2nd in the Commonwealth of Massachusetts for the highest average of volunteer hours per employee."

Net Interest Income
Net interest income for the three months ended September 30, 2024, amounted to $38.0 million, a decrease of $482 thousand, or 1%, compared to the three months ended September 30, 2023. The decrease was due primarily to increases in deposit interest expense of $7.7 million and borrowings interest expense of $646 thousand and a decrease in income on other interest-earning assets of $971 thousand, partially offset by an increase in loan interest income of $9.3 million.

The increase in interest expense during the period was attributed primarily to an increase in the cost of funds and changes in deposit mix, while the increase in interest income during the period was due primarily to loan growth and higher market interest rates.

Net Interest Margin
Net interest margin was 3.22% for the three months ended September 30, 2024, compared to 3.19% for the three months ended June 30, 2024 and 3.46% for the three months ended September 30, 2023.

Asset yields for the third quarter of 2024 were 5.09%, an increase of 8 basis points compared to the second quarter of 2024, due primarily to new loan originations, loans repricing and an increase in the average balance of other interest-earning assets, which resulted mainly from deposit inflows during the period. Average total loans increased $105.3 million, or 3%, and average other interest-earning assets increased $57.6 million, or 46%, compared to the second quarter of 2024.

The cost of funds for the third quarter of 2024 was 1.99%, an increase of 5 basis points compared to the second quarter of 2024. During the third quarter of 2024, average total deposits increased $128.8 million, or 3%, and the cost of deposits increased 6 basis points, compared to the second quarter of 2024. The increase in average total deposits was comprised of increases in average lower-cost checking account balances of $59.4 million, or 3%, which was driven primarily by a large seasonal deposit, and higher-cost savings, money market and certificate of deposit account balances of $69.4 million, or 3%.

Provision for Credit Losses
The provision for credit losses for the three-month periods ended September 30, 2024 and September 30, 2023 are presented below:

	Three months ended		Increase / (Decrease)
(Dollars in thousands)	September 30, 2024	September 30, 2023
Provision for credit losses on loans - collectively evaluated	$(663)	$(1,518)	$855
Provision for credit losses on loans - individually evaluated	2,311	2,512	(201)
Provision for credit losses on loans	1,648	994	654

Provision for unfunded commitments	(316)	758	(1,074)

Provision for credit losses	$1,332	$1,752	$(420)

The increase in the provision for credit losses on loans of $654 thousand was due primarily to a net increase in reserves on individually evaluated loans. The increase in reserves on individually evaluated loans for the three months ended September 30, 2024 was driven by one individually evaluated commercial relationship which was downgraded, placed on non-accrual and assigned specific reserves of $3.4 million, partially offset by a reduction of $1.2 million in specific reserves resulting from a commercial relationship that experienced improvement in its collateral valuation during the period. The reduction in the provision for unfunded commitments of $1.1 million was driven primarily by a decrease in off-balance sheet commitments during the period.

Non-Interest Income
Non-interest income for the three months ended September 30, 2024, amounted to $6.1 million, an increase of $1.7 million compared to the three months ended September 30, 2023. The increase in non-interest income was due primarily to increases in gains on equity securities, wealth management fees and deposit and interchange fees.

Non-Interest Expense
Non-interest expense for the three months ended September 30, 2024, amounted to $29.4 million, an increase of $1.0 million, or 4%, compared to the three months ended September 30, 2023. The increase in non-interest expense was due primarily to an increase in salaries and employee benefits expense of $938 thousand, or 5%.

Balance Sheet
Total assets amounted to $4.74 billion at September 30, 2024, compared to $4.47 billion at December 31, 2023, an increase of 6%.

Total investment securities at fair value amounted to $632.0 million at September 30, 2024, compared to $668.2 million at December 31, 2023. The decrease of 5% during the nine months ended September 30, 2024 was largely attributable to principal pay-downs, calls and maturities. Unrealized losses on debt securities amounted to $80.8 million at September 30, 2024, compared to $102.9 million at December 31, 2023, a decrease of 21% that resulted from lower term interest rates.

Total loans amounted to $3.86 billion at September 30, 2024, compared to $3.57 billion at December 31, 2023. The increase of 8% during the nine months ended September 30, 2024 was due primarily to increases in commercial real estate and construction loans of $175.2 million and $89.3 million, respectively.

Total deposits amounted to $4.19 billion at September 30, 2024, compared to $3.98 billion at December 31, 2023. The increase of 5% during the nine months ended September 30, 2024 was due primarily to increases in money market and certificate of deposit balances of $85.5 million and $153.6 million, respectively.

Total borrowed funds amounted to $59.9 million at September 30, 2024, compared to $25.8 million at December 31, 2023. The increase during the nine months ended September 30, 2024 resulted from a term advance in the first quarter of 2024.

Total shareholders' equity amounted to $368.1 million at September 30, 2024, compared to $329.1 million at December 31, 2023. The increase of 12% during the nine months ended September 30, 2024 was due primarily to an increase in retained earnings of $19.1 million and a decrease in the accumulated other comprehensive loss of $17.1 million.

Credit Quality
Selected credit quality metrics at September 30, 2024, compared to December 31, 2023, were as follows:
•The ACL for loans amounted to $63.7 million, or 1.65% of total loans, compared to $59.0 million, or 1.65% of total loans.
•The reserve for unfunded commitments (included in other liabilities) amounted to $4.6 million, compared to $7.1 million.
•Non-performing loans amounted to $25.9 million, or 0.67% of total loans, compared to $11.4 million, or 0.32% of total loans. The increase in non-performing loans during the nine months ended September 30, 2024 resulted primarily from two individually evaluated commercial construction loans which were placed on non-accrual.

Net recoveries amounted to $7 thousand for the three months ended September 30, 2024, compared to $12 thousand for the three months ended September 30, 2023.

Wealth Management
Wealth assets under management and administration, which are not carried as assets on the Company's consolidated balance sheets, amounted to $1.51 billion at September 30, 2024, an increase of $194.9 million, or 15%, compared to December 31, 2023, and resulted primarily from an increase in market values.

About Enterprise Bancorp, Inc.
Enterprise Bancorp, Inc. is a Massachusetts corporation that conducts substantially all its operations through Enterprise Bank and Trust Company, commonly referred to as Enterprise Bank, and has reported 140 consecutive profitable quarters. Enterprise Bank is principally engaged in the business of attracting deposits from the general public and investing in commercial loans and investment securities. Through Enterprise Bank and its subsidiaries, the Company offers a range of commercial, residential and consumer loan products, deposit products and cash management services, electronic and digital banking options, as well as wealth management, and trust services. The Company's headquarters and Enterprise Bank's main office are located at 222 Merrimack Street in Lowell,

Massachusetts. The Company's primary market area is the Northern Middlesex, Northern Essex, and Northern Worcester counties of Massachusetts and the Southern Hillsborough and Southern Rockingham counties in New Hampshire. Enterprise Bank has 27 full-service branches located in the Massachusetts communities of Acton, Andover, Billerica (2), Chelmsford (2), Dracut, Fitchburg, Lawrence, Leominster, Lexington, Lowell (2), Methuen, North Andover, Tewksbury (2), Tyngsborough and Westford and in the New Hampshire communities of Derry, Hudson, Londonderry, Nashua (2), Pelham, Salem and Windham.

Forward-Looking Statements
This earnings release contains statements about future events that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by references to a future period or periods or by the use of the words "believe," "expect," "anticipate," "intend," "estimate," "assume," "will," "should," "could," "plan," and other similar terms or expressions. Forward-looking statements should not be relied on because they involve known and unknown risks, uncertainties and other factors, some of which are beyond the control of the Company. These risks, uncertainties, and other factors may cause the actual results, performance, and achievements of the Company to be materially different from the anticipated future results, performance or achievements expressed in, or implied by, the forward-looking statements. Factors that could cause such differences include, but are not limited to, the impact on us and our customers of a decline in general economic conditions and any regulatory responses thereto; potential recession in the United States and our market areas; the impacts related to or resulting from bank failures and any uncertainty in the banking industry, including the associated impact to the Company and other financial institutions of any regulatory changes or other mitigation efforts taken by government agencies in response thereto; increased competition for deposits and related changes in deposit customer behavior; the impact of changes in market interest rates, whether due to the current elevated interest rate environment or future reductions in interest rates and a resulting decline in net interest income; the resurgence of elevated levels of inflation or inflationary pressures in our market areas and the United States; the uncertain impacts of ongoing quantitative tightening and current and future monetary policies of the Board of Governors of the Federal Reserve System; increases in unemployment rates in the United States and our market areas; declines in commercial real estate values and prices; uncertainty regarding United States fiscal debt, deficit and budget matters; cyber incidents or other failures, disruptions or breaches of our operational or security systems or infrastructure, or those of our third-party vendors or other service providers, including as a result of cyber-attacks; severe weather, natural disasters, acts of war or terrorism, geopolitical instability or other external events, including as a result of changes in U.S. presidential administrations or Congress; competition and market expansion opportunities; changes in non-interest expenditures or in the anticipated benefits of such expenditures; changes in tax laws; the risks related to the development, implementation, use and management of emerging technologies, including artificial intelligence and machine learnings; potential increased regulatory requirements and costs related to the transition and physical impacts of climate change; and current or future litigation, regulatory examinations or other legal and/or regulatory actions. Therefore, the Company can give no assurance that the results contemplated in the forward-looking statements will be realized and readers are cautioned not to place undue reliance on the forward-looking statements contained in this press release. For more information about these factors, please see our reports filed with or furnished to the U.S. Securities and Exchange Commission (the "SEC"), including our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q on file with the SEC, including the sections entitled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations." Any forward-looking statements contained in this earnings release are made as of the date hereof, and we undertake no duty, and specifically disclaim any duty, to update or revise any such statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

ENTERPRISE BANCORP, INC.
Consolidated Balance Sheets
(unaudited)

(Dollars in thousands, except per share data)	September 30, 2024	December 31, 2023	September 30, 2023
Assets
Cash and cash equivalents:
Cash and due from banks	$60,466	$37,443	$45,345
Interest-earning deposits with banks	28,166	19,149	180,076
Total cash and cash equivalents	88,632	56,592	225,421
Investments:
Debt securities at fair value (amortized cost of $703,311, $763,981 and $806,077, respectively)	622,527	661,113	672,894
Equity securities at fair value	9,448	7,058	6,038
Total investment securities at fair value	631,975	668,171	678,932
Federal Home Loan Bank stock	2,482	2,402	2,403
Loans held for sale	1,229	200	—
Loans:
Total loans	3,858,940	3,567,631	3,404,014
Allowance for credit losses	(63,654)	(58,995)	(57,905)
Net loans	3,795,286	3,508,636	3,346,109
Premises and equipment, net	43,291	44,931	43,391
Lease right-of-use asset	24,291	24,820	24,979
Accrued interest receivable	20,529	19,233	18,572
Deferred income taxes, net	44,067	49,166	55,080
Bank-owned life insurance	66,899	65,455	65,106
Prepaid income taxes	4,645	1,589	2,548
Prepaid expenses and other assets	13,827	19,183	14,177
Goodwill	5,656	5,656	5,656
Total assets	$4,742,809	$4,466,034	$4,482,374
Liabilities and Shareholders' Equity
Liabilities
Deposits	$4,189,461	$3,977,521	$4,060,403
Borrowed funds	59,949	25,768	4,290
Subordinated debt	59,736	59,498	59,419
Lease liability	24,010	24,441	24,589
Accrued expenses and other liabilities	32,116	45,011	31,288
Accrued interest payable	9,428	4,678	2,686
Total liabilities	4,374,700	4,136,917	4,182,675
Commitments and Contingencies
Shareholders' Equity
Preferred stock, $0.01 par value per share; 1,000,000 shares authorized; no shares issued	—	—	—
Common stock, $0.01 par value per share; 40,000,000 shares authorized; 12,428,426, 12,272,674 and 12,256,964 shares issued and outstanding, respectively.	124	123	123
Additional paid-in capital	110,110	107,377	106,451
Retained earnings	320,497	301,380	296,291
Accumulated other comprehensive loss	(62,622)	(79,763)	(103,166)
Total shareholders' equity	368,109	329,117	299,699
Total liabilities and shareholders' equity	$4,742,809	$4,466,034	$4,482,374

ENTERPRISE BANCORP, INC.
Consolidated Statements of Income
(unaudited)

	Three months ended			Nine months ended
(Dollars in thousands, except per share data)	September 30, 2024	June 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
Interest and dividend income:
Other interest-earning assets	$2,497	$1,697	$3,468	$5,366	$7,593
Investment securities	3,835	3,943	4,316	11,812	14,356
Loans and loans held for sale	53,809	51,224	44,501	153,850	125,855
Total interest and dividend income	60,141	56,864	52,285	171,028	147,804
Interest expense:
Deposits	20,581	19,172	12,889	57,025	28,568
Borrowed funds	674	664	28	2,032	70
Subordinated debt	866	867	866	2,600	2,600
Total interest expense	22,121	20,703	13,783	61,657	31,238
Net interest income	38,020	36,161	38,502	109,371	116,566
Provision for credit losses	1,332	137	1,752	2,091	6,756
Net interest income after provision for credit losses	36,688	36,024	36,750	107,280	109,810
Non-interest income:
Wealth management fees	2,025	1,970	1,673	5,845	4,933
Deposit and interchange fees	2,282	2,284	1,987	6,635	6,330
Income on bank-owned life insurance, net	518	503	327	1,479	950
Net losses on sales of debt securities	(2)	—	—	(2)	(2,419)
Net gains on sales of loans	57	44	14	123	34
Net gains (losses) on equity securities	604	101	(181)	1,170	(8)
Other income	656	726	666	2,013	2,242
Total non-interest income	6,140	5,628	4,486	17,263	12,062
Non-interest expense:
Salaries and employee benefits	20,097	19,675	19,159	58,948	53,815
Occupancy and equipment expenses	2,438	2,406	2,433	7,303	7,439
Technology and telecommunications expenses	2,618	2,658	2,626	8,021	7,937
Advertising and public relations expenses	559	674	592	1,976	2,077
Audit, legal and other professional fees	569	711	735	2,014	2,157
Deposit insurance premiums	900	862	654	2,621	1,944
Supplies and postage expenses	261	240	251	738	753
Other operating expenses	1,911	1,803	1,862	5,669	5,853
Total non-interest expense	29,353	29,029	28,312	87,290	81,975
Income before income taxes	13,475	12,623	12,924	37,253	39,897
Provision for income taxes	3,488	3,111	3,225	9,247	9,746
Net income	$9,987	$9,512	$9,699	$28,006	$30,151

Basic earnings per common share	$0.80	$0.77	$0.79	$2.26	$2.47
Diluted earnings per common share	$0.80	$0.77	$0.79	$2.26	$2.46

Basic weighted average common shares outstanding	12,428,543	12,389,917	12,247,892	12,370,812	12,210,740
Diluted weighted average common shares outstanding	12,438,160	12,394,463	12,264,778	12,379,390	12,233,861

ENTERPRISE BANCORP, INC.
Selected Consolidated Financial Data and Ratios
(unaudited)

	At or for the three months ended
(Dollars in thousands, except per share data)	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023
Balance Sheet Data
Total cash and cash equivalents	$88,632	$199,719	$147,834	$56,592	$225,421
Total investment securities at fair value	631,975	636,838	652,026	668,171	678,932
Total loans	3,858,940	3,768,649	3,654,322	3,567,631	3,404,014
Allowance for credit losses	(63,654)	(61,999)	(60,741)	(58,995)	(57,905)
Total assets	4,742,809	4,773,681	4,624,015	4,466,034	4,482,374
Total deposits	4,189,461	4,248,801	4,106,119	3,977,521	4,060,403
Borrowed funds	59,949	61,785	63,246	25,768	4,290
Subordinated debt	59,736	59,657	59,577	59,498	59,419
Total shareholders' equity	368,109	340,441	333,439	329,117	299,699
Total liabilities and shareholders' equity	4,742,809	4,773,681	4,624,015	4,466,034	4,482,374

Wealth Management
Wealth assets under management	$1,212,076	$1,129,147	$1,105,036	$1,077,761	$984,647
Wealth assets under administration	$302,891	$267,529	$268,074	$242,338	$211,046

Shareholders' Equity Ratios
Book value per common share	$29.62	$27.40	$26.94	$26.82	$24.45
Dividends paid per common share	$0.24	$0.24	$0.24	$0.23	$0.23

Regulatory Capital Ratios
Total capital to risk weighted assets	13.07%	13.07%	13.20%	13.12%	13.45%
Tier 1 capital to risk weighted assets(1)	10.36%	10.34%	10.43%	10.34%	10.61%
Tier 1 capital to average assets	8.68%	8.76%	8.85%	8.74%	8.59%

Credit Quality Data
Non-performing loans	$25,946	$17,731	$18,527	$11,414	$11,656
Non-performing loans to total loans	0.67%	0.47%	0.51%	0.32%	0.34%
Non-performing assets to total assets	0.55%	0.37%	0.40%	0.26%	0.26%
ACL for loans to total loans	1.65%	1.65%	1.66%	1.65%	1.70%
Net (recoveries) charge-offs	$(7)	$(130)	$122	$15	$(12)

Income Statement Data
Net interest income	$38,020	$36,161	$35,190	$36,518	$38,502
Provision for credit losses	1,332	137	622	2,493	1,752
Total non-interest income	6,140	5,628	5,495	5,547	4,486
Total non-interest expense	29,353	29,029	28,908	28,224	28,312
Income before income taxes	13,475	12,623	11,155	11,348	12,924
Provision for income taxes	3,488	3,111	2,648	3,441	3,225
Net income	$9,987	$9,512	$8,507	$7,907	$9,699

Income Statement Ratios
Diluted earnings per common share	$0.80	$0.77	$0.69	$0.64	$0.79
Return on average total assets	0.82%	0.82%	0.75%	0.69%	0.85%
Return on average shareholders' equity	11.20%	11.55%	10.47%	10.21%	12.53%
Net interest margin (tax-equivalent)(2)	3.22%	3.19%	3.20%	3.29%	3.46%
(1)Ratio also represents common equity tier 1 capital to risk weighted assets as of the periods presented.
(2)Tax-equivalent net interest margin is net interest income adjusted for the tax-equivalent effect associated with tax-exempt loan and investment income, expressed as a percentage of average interest-earning assets.

ENTERPRISE BANCORP, INC.
Consolidated Loan and Deposit Data
(unaudited)

Major classifications of loans at the dates indicated were as follows:

(Dollars in thousands)	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023
Commercial real estate owner-occupied	$660,063	$660,478	$635,420	$619,302	$618,903
Commercial real estate non owner-occupied	1,579,827	1,544,386	1,524,174	1,445,435	1,413,555
Commercial and industrial	415,642	426,976	417,604	430,749	425,334
Commercial construction	674,434	622,094	583,711	585,113	501,179
Total commercial loans	3,329,966	3,253,934	3,160,909	3,080,599	2,958,971

Residential mortgages	424,030	413,323	400,093	393,142	362,514
Home equity loans and lines	95,982	93,220	85,144	85,375	74,433
Consumer	8,962	8,172	8,176	8,515	8,096
Total retail loans	528,974	514,715	493,413	487,032	445,043
Total loans	3,858,940	3,768,649	3,654,322	3,567,631	3,404,014

ACL for loans	(63,654)	(61,999)	(60,741)	(58,995)	(57,905)
Net loans	$3,795,286	$3,706,650	$3,593,581	$3,508,636	$3,346,109

Deposits are summarized as follows as of the periods indicated:

(Dollars in thousands)	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023
Non-interest checking	$1,064,424	$1,041,771	$1,038,887	$1,061,009	$1,118,714
Interest-bearing checking	682,050	788,822	730,819	697,632	727,817
Savings	279,824	294,566	285,090	294,865	302,381
Money market	1,488,437	1,504,551	1,469,181	1,402,939	1,434,036
CDs $250,000 or less	375,055	358,149	337,367	295,789	262,975
CDs greater than $250,000	299,671	260,942	244,775	225,287	214,480
Deposits	$4,189,461	$4,248,801	$4,106,119	$3,977,521	$4,060,403

ENTERPRISE BANCORP, INC.
Consolidated Average Balance Sheets and Yields (tax-equivalent basis)
(unaudited)

The following table presents the Company's average balance sheets, net interest income and average rates for the periods indicated:

	Three months ended September 30, 2024			Three Months Ended June 30, 2024			Three months ended September 30, 2023
(Dollars in thousands)	Average Balance	Interest(1)	Average Yield(1)	Average Balance	Interest(1)	Average Yield(1)	Average Balance	Interest(1)	Average Yield(1)
Assets:
Other interest-earning assets(2)	$181,465	$2,497	5.48%	$123,887	$1,697	5.51%	$260,475	$3,468	5.28%
Investment securities(3) (tax-equivalent)	731,815	3,945	2.16%	750,822	4,057	2.16%	820,156	4,444	2.17%
Loans and loans held for sale(4) (tax-equivalent)	3,813,800	53,956	5.63%	3,708,485	51,366	5.57%	3,372,754	44,644	5.25%
Total interest-earnings assets (tax-equivalent)	4,727,080	60,398	5.09%	4,583,194	57,120	5.01%	4,453,385	52,556	4.69%
Other assets	104,284			96,991			82,190
Total assets	$4,831,364			$4,680,185			$4,535,575

Liabilities and stockholders' equity:
Non-interest checking	$1,069,130	—		$1,044,648	—		$1,186,243	—
Interest checking, savings and money market	2,574,439	13,017	2.01%	2,520,439	12,381	1.98%	2,491,229	9,185	1.47%
CDs	651,614	7,564	4.62%	601,339	6,791	4.54%	430,376	3,704	3.41%
Total deposits	4,295,183	20,581	1.91%	4,166,426	19,172	1.85%	4,107,848	12,889	1.24%
Borrowed funds	61,232	674	4.38%	62,513	664	4.27%	4,938	28	2.30%
Subordinated debt(5)	59,689	866	5.81%	59,609	867	5.82%	59,372	866	5.84%
Total funding liabilities	4,416,104	22,121	1.99%	4,288,548	20,703	1.94%	4,172,158	13,783	1.31%
Other liabilities	60,524			60,270			56,414
Total liabilities	4,476,628			4,348,818			4,228,572
Stockholders' equity	354,736			331,367			307,003
Total liabilities and stockholders' equity	$4,831,364			$4,680,185			$4,535,575

Net interest-rate spread (tax-equivalent)			3.10%			3.07%			3.38%
Net interest income (tax-equivalent)		38,277			36,417			38,773
Net interest margin (tax-equivalent)			3.22%			3.19%			3.46%
Less tax-equivalent adjustment		257			256			271
Net interest income		$38,020			$36,161			$38,502
Net interest margin			3.20%			3.17%			3.43%
(1)Average yields and interest income are presented on a tax-equivalent basis, calculated using a U.S. federal income tax rate of 21% for each period presented, based on tax-equivalent adjustments associated with tax-exempt loans and investments interest income.
(2)Average other interest-earning assets include interest-earning deposits with banks, federal funds sold and Federal Home Loan Bank stock.
(3)Average investment securities are presented at average amortized cost.
(4)Average loans and loans held for sale are presented at average amortized cost and include non-accrual loans.
(5)Subordinated debt is net of average deferred debt issuance costs.